AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1998
                                        INVESTMENT COMPANY ACT FILE NO. 811-4632


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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   ----------

                                    FORM N-2

                             REGISTRATION STATEMENT
                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 15


                             THE GERMANY FUND, INC.
               (Exact Name of Registrant as Specified in Charter)

                  31 West 52nd Street, New York, New York 10019
                    (Address of Principal Executive Offices)

                                 (212) 474-7000
              (Registrant's Telephone Number, including Area Code)

                                Robert R. Gambee
                             The Germany Fund, Inc.
                               31 West 52nd Street
                            New York, New York 10019
                     (Name and Address of Agent for Service)

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box. [_]

It is proposed that this filing will become effective when declared effective pursuant to Section 8(c) of the Securities Act of 1933.

If appropriate, check the following box:
         [_] this post-effective amendment designates a new effective date for a previously filed post-effective amendment.
         [_] This form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act and the Securities Act registration statement number of the earlier effective registration statement for the same offering is -___.

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                                     PART C

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS

     Amended Article I, Section 10 of the Registrant's By-laws, as adopted on April 30, 1998 by the Registrant's Board of Directors, is filed herewith as
Exhibit 2.b.


                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, and State of New York, on the 28th day of May, 1998.


THE GERMANY FUND, INC.                                By /s/ ROBERT R. GAMBEE
                                                         -----------------------
                                                         Robert R. Gambee
                                                         Chief Operating Officer
                                                           and Secretary





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                                  EXHIBIT INDEX


Exhibit No.       Description                                   Method of Filing
-----------       ----------------------------------------      ----------------
2.b.              Amended Article I, Section 10 of the           Filed herewith.
                  Registrant's By-laws.